                                MANAGEMENT AGREEMENT
                                   by and between



                             KSL DESERT RESORTS, INC.,
                               a Delaware corporation

                                        AND

                              KSL LAND II CORPORATION,
                               a Delaware corporation


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                                  TABLE OF CONTENTS

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                                                                           Page
ARTICLE 1.     CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2.     SCOPE OF DEVELOPMENT SERVICES . . . . . . . . . . . . . . . . . . . .3

               2.1.      General . . . . . . . . . . . . . . . . . . . . . . . . . .3
               2.2.      Zoning and Land Use Approvals . . . . . . . . . . . . . . .5
               2.3.      Construction of Project Improvements/Company
                         Development Proceeds. . . . . . . . . . . . . . . . . . . .6
               2.4.      Selection of Professionals and Subcontractors,
                         Award of Contracts and Project Control. . . . . . . . . . .7
               2.5.      Coordination of Development Documents . . . . . . . . . . .8
               2.6.      Inspection. . . . . . . . . . . . . . . . . . . . . . . . .8
               2.7.      Storage of Purchased Items; Security. . . . . . . . . . . .8
               2.8.      Bonding of Work . . . . . . . . . . . . . . . . . . . . . .8
               2.9.      Warranty Services.. . . . . . . . . . . . . . . . . . . . .8
               2.10.     Additional Services.. . . . . . . . . . . . . . . . . . . .8

ARTICLE 3.     OTHER DUTIES OF THE MANAGER . . . . . . . . . . . . . . . . . . . . .9

               3.1.      Dealing with the Company. . . . . . . . . . . . . . . . . .9
               3.2.      Insurance Coverage. . . . . . . . . . . . . . . . . . . . .9
               3.3.      Records and Inspection. . . . . . . . . . . . . . . . . . 10
               3.4.      Reports.. . . . . . . . . . . . . . . . . . . . . . . . . 10
               3.5.      Standard of Care. . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 4.     AUTHORITY OF THE MANAGER. . . . . . . . . . . . . . . . . . . . . . 11

               4.1.      Management. . . . . . . . . . . . . . . . . . . . . . . . 11
               4.2.      Business Plan and Budget: Limitation on Authority.. . . . 11

ARTICLE 5.     SALE OF THE LAND. . . . . . . . . . . . . . . . . . . . . . . . . . 12

               5.1.      Sales Plan. . . . . . . . . . . . . . . . . . . . . . . . 12
               5.2.      Sales Commissions.. . . . . . . . . . . . . . . . . . . . 12
               5.3.      Sales Costs.. . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 6.     CONSULTATION; COMMUNICATION . . . . . . . . . . . . . . . . . . . . 13

               6.1.      Current Advice and Consultation.. . . . . . . . . . . . . 13
               6.2.      Telephone Conference Meetings . . . . . . . . . . . . . . 13

ARTICLE 7.     COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

               7.1.      Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               7.2.      Statements. . . . . . . . . . . . . . . . . . . . . . . . 14
               7.3.      Expenses of the Manager.. . . . . . . . . . . . . . . . . 14
               7.4.      Expenses of the Company.. . . . . . . . . . . . . . . . . 15


               7.5.      Cash Discounts and Rebates. . . . . . . . . . . . . . . . 17

ARTICLE 8.     REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . . 17

ARTICLE 9.     TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

               9.1.      Term. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               9.2.      Termination.. . . . . . . . . . . . . . . . . . . . . . . 18
               9.3.      Manager's Obligations After Termination.. . . . . . . . . 18
               9.4.      Rights of Termination . . . . . . . . . . . . . . . . . . 19

ARTICLE 10.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . 20

               10.1.     Indemnity by Manager. . . . . . . . . . . . . . . . . . . 20
               10.2.     Indemnity by Company. . . . . . . . . . . . . . . . . . . 20

ARTICLE 11.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

               11.1.     Arbitration.. . . . . . . . . . . . . . . . . . . . . . . 20
               11.2.     Assignment. . . . . . . . . . . . . . . . . . . . . . . . 20
               11.3.     Amendments. . . . . . . . . . . . . . . . . . . . . . . . 21
               11.4.     No Implied Waivers: Remedies. . . . . . . . . . . . . . . 21
               11.5.     Notices.. . . . . . . . . . . . . . . . . . . . . . . . . 21
               11.6.     Attorneys' Fees.. . . . . . . . . . . . . . . . . . . . . 22
               11.7.     Headings... . . . . . . . . . . . . . . . . . . . . . . . 22
               11.8.     Severability. . . . . . . . . . . . . . . . . . . . . . . 22
               11.9.     Governing Law.. . . . . . . . . . . . . . . . . . . . . . 22
               11.10.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . 22
               11.11.    Company Approval. . . . . . . . . . . . . . . . . . . . . 22


                                 MANAGEMENT AGREEMENT


       THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 30th day of April, 1998, to be effective as of April 1, 1998 (the "Effective Date") by and between KSL LAND II CORPORATION, a Delaware corporation (the "Manager"), and KSL DESERT RESORTS, INC., a Delaware corporation (and its affiliates and subsidiaries) (the "Company").

                                     RECITALS:

A. The Company intends to subdivide, entitle, develop, and sell that certain real property in the City of La Quinta, State of California, adjacent to the La Quinta Resort & Club commonly referred to by Company as La Quinta Resort Homes (the "Land"), including the development and sale of single family detached residential units thereon, all in accordance with the Business Plan and Budget of the Company. The Land, as improved and developed with all engineering, site development, on-site infrastructure and single family detached residential units in accordance with the Business Plan and Budget and the adjacent real property to be improved with driveways, parking areas, sidewalks, landscaping and recreational amenities (collectively the "Amenities") are collectively referred to in this Agreement as the "Project."

B. The Company hereby appoints Manager to manage the Project as specified in this Agreement.

C. The Manager shall manage all aspects of the Project and shall perform, or cause to be performed, all of the services set forth in this Agreement (collectively, the "Development Services").

D. The Manager is willing to manage the Project and to perform the Development Services for the Company.

E. The Manager hereby acknowledges that Company intends to assign all of its rights, title, interest and obligations under this Agreement to its subsidiary, Las Casitas Corporation.

                                     AGREEMENT

       NOW, THEREFORE, in consideration of the promises and the mutual covenants in this Agreement, the parties agree as follows:


                                      ARTICLE 1.

                                 CERTAIN DEFINITIONS


       Capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in this Section.

       "AFFILIATE" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person.

       "AMENITIES" has the meaning set forth in the Recitals to this Agreement.

       "BUSINESS PLAN AND BUDGET" means the Company's Initial Business Plan and Budget, as such document may be amended from time to time by Manager and the Company.

       "CLAIMS" has the meaning given to such term in Section 10.1 of this Agreement.

       "COMPANY WARRANTY" shall have the meaning set forth in Section 2.9 hereof.

       "CONTRACTS" has the meaning given to such term in Section 2.4(e) of this Agreement.

       "CONTRACTORS" has the meaning set forth in Section 2.4(a) of this Agreement.

       "DEVELOPMENT DOCUMENTS" has the meaning set forth in Section 2.1(i) of this Agreement. Wherever in this Agreement a reference is made to the Development Documents, it shall mean and refer to the Development Documents which have been approved by the Company.

       "DEVELOPMENT SERVICES" has the meaning set forth in the Recitals to this Agreement.

       "EFFECTIVE DATE" has the meaning set forth in the first paragraph of this Agreement.

       "MANAGER DEFAULT" means a failure of Manager or any of the other Manager Parties to carry out their obligations and/or otherwise perform pursuant to the terms and conditions of this Agreement.

       "GOVERNMENTAL AUTHORITY" or "Governmental Authorities" shall mean individually and collectively the County of Riverside, the State of California, the City of La Quinta and any other governmental or quasi-governmental agencies having jurisdiction over the Land.

       "INFRASTRUCTURE" has the meaning ascribed thereto in Section 2.3(a) of this Agreement.

       "LAND" has the meaning set forth in the Recitals to this Agreement.

       "LAND USE APPROVALS" has the meaning ascribed thereto in Section 2.2 of this Agreement.

       "MANAGER" means KSL LAND II CORPORATION, a Delaware corporation, and its successors and permitted assigns.

       "MANAGEMENT FEE" shall have the meaning set forth in Section 7.1(a) of this Agreement.

       "PERMITS" has the meaning given to such term in Section 2.2(d) of this Agreement.

       "PERSON" means and includes any individual, corporation, limited liability company, joint stock company or association, joint venture, consortium, company, trust, bank, pension plan, commingled trust fund or similar institutional investor, or other entity, government, or agency, and any political subdivision thereof .

       "PROJECT" has the meaning set forth in the Recitals to this Agreement. In addition, "Project" shall also include the offsite construction of maintenance facilities and an employee parking lot to replace the maintenance facilities and employee parking lot previously located on portions of the Land.

       "PROJECT COSTS" has the meaning set forth in Section 7.4(a) of this Agreement.

       "PROJECT SALES REVENUE" shall mean all gross revenues from Project sales before deduction of sales expenses. Project Sales Revenue shall not include any fee or other credits.

       "PUBLIC FACILITIES APPROVALS" has the meaning set forth in Section 2.2(c) of this Agreement.

       "SALES FEE" shall have the meaning set forth in Section 7.1(b) of this Agreement.

       "SINGLE FAMILY DETACHED UNITS" means all single family detached homes constructed and sold by the Company on the Land.

       "WARRANTY WORK" shall have the meaning set forth in Section 2.9 of this Agreement.


                                      ARTICLE 2.

                            SCOPE OF DEVELOPMENT SERVICES


2.1.   GENERAL. The Manager shall, consistent with the Business Plan and
Budget, use its commercially reasonable efforts to entitle, subdivide, develop, market, and sell the Land including the construction, marketing, and sale of single family detached units on the Land, and to construct the Amenities, all as Manager, in its good faith business judgment, deems necessary to maximize the Net Profits of the Company.

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       In connection therewith, the Manager shall develop, coordinate, review, process, amend, pursue and use commercially reasonable efforts to accomplish, the following substantially in accordance with the Business Plan and Budget:

       (i) the preparing (and/or, if applicable, reviewing) of all plans and specifications and related documents (collectively, the "Development Documents") necessary for the development of the entire Project, including all architectural and engineering analysis and plans needed for such purposes,

       (ii) securing all site plan approvals, amendments to the site plan, zoning and specific plan amendments, and any special exceptions, use permits, or variances which the Manager deems necessary,

       (iii) preparing and obtaining approval of all tentative and final subdivision maps, including final parcel maps and boundary line adjustments, which the Manager determines to be necessary,

       (iv) securing all permits and approvals necessary for the grading and preparation of buildable single family lots and for the construction of the single family detached units,

       (v) implementing all requirements set forth in, and otherwise ensuring compliance with, the Land Use Approvals,

       (vi) developing and implementing a marketing program for the sale of all single family detached units constructed at the Project,

       (vii) ensuring that all necessary and required off-site and on-site infrastructure improvements , including utilities, roads, water, sanitary sewer, storm water management are fully and completely installed pursuant to, and in accordance with, the Business Plan and Budget and the Development Documents,

       (viii) ensuring that all single family detached units and other on-site improvements including Amenities, Landscaping and parking areas are fully and completely constructed pursuant to, and in accordance with, the Business Plan and Budget and the Development Documents,

       (ix) causing all Warranty Work to be completed for the single family detached units constructed and sold by the Company,

       (x) preparing any modifications to the Business Plan and Budget, subject to the written approval of Company, as and to the extent deemed necessary by Manager,

       (xi) engaging and supervising all necessary consultants, engineers, architects, supervisors, subcontractors, and other personnel to complete the design, development, construction, marketing and sale of the Project,

       (xii) coordinating all materials and documents with title insurance and escrow companies relating to the Project,

       (xiii) providing all supervisory, overhead, and other similar services necessary for the carrying out of this Agreement in accordance with the terms hereof,

       (xiv)     obtaining all insurance required in this Agreement,

       (xv) preparing and recording covenants, conditions, and restrictions ("CC&R's") and easements for ingress, egress and use of any Amenities and parking areas for the Project, subject to the written approval of Company, which shall not be unreasonably withheld,

       (xvi) arranging all appropriate bonds, or letters of credit in lieu thereof, in favor of Governmental Authorities that may be required to develop the Project, the cost of which shall be a Project Cost,

       (xvii) keeping all books and records in accordance with this Agreement, and

       (xviii) performing such additional Development Services as Manager deems necessary to ensure the successful and timely completion of each and every phase of the Project in substantial accordance with the Business Plan and Budget, and any other related goals which the Company otherwise may wish to pursue.

2.2. ZONING AND LAND USE APPROVALS. As part of the Development Services, the Manager shall use commercially reasonable efforts to ensure that the Company obtains all necessary approvals and permits for the development, improvement, and sale of the Land and, for the construction and sale of the single family detached units, all in substantial compliance with the Business Plan and Budget (collectively the "Land Use Approvals"), and to ensure that the development and improvement of the Project as contemplated by the Development Documents is in substantial compliance with the Land Use Approvals. Without limiting the foregoing, Manager shall:

       (a) Make application for and seek to obtain, all zoning, specific plan amendments, special exceptions, use permits, variances, or other zoning approvals necessary for the development of the Project.

       (b) Prepare (or cause to be prepared) all site plan(s), tentative and final subdivision maps, and final parcel maps necessary for the development of the Project; apply for approval of such maps by the Governmental Authorities; and comply in a timely manner with all development conditions to such maps.

       (c) Make application for and seek to obtain all permits, licenses, easements, and approvals necessary to obtain, establish, or construct all on-site and off-site utilities and other off-site improvements necessary for the development of the Project (the "Public Facilities Approvals").

       (d) Make application for and seek to obtain all building or construction permits, licenses, and/or approvals (the "Permits") necessary for the grading of the Land, installation of the Infrastructure, and construction of the single family detached units, landscaping, Amenities and parking areas.

       (e)  Without limiting the generality of subsections (a), (b), (c), and
            (d) above, diligently and in good faith (i) negotiate with the applicable Governmental Authorities to obtain approval of the Land Use Approvals, (ii) amend the Land Use Approvals, including any conditions thereto, (to the extent deemed necessary by Manager), and (iii) take all other actions which the Manager deems necessary to maintain and ensure compliance with the Land Use Approvals.

       (f) In connection with obtaining and/or maintaining the Land Use Approvals described in subsections (a), (b), (c), and (d) above, on an ongoing and timely basis, arrange, attend, and speak on behalf of the Company at, any and all meetings or hearings necessary or appropriate for the efficient and expeditious processing of applications to obtain or maintain such Land Use Approvals. The Manager shall advise Company of all noticed public meetings or hearings with sufficient advance notice to enable Company to elect to attend such meetings or hearings.

2.3. CONSTRUCTION OF PROJECT IMPROVEMENTS/COMPANY DEVELOPMENT PROCEEDS. Subject to obtaining all required Land Use Approvals, Public Facilities Approvals, and Permits, the Manager shall use its commercially reasonable efforts to:

       (a) Ensure that the transportation, utility, grading, water, sanitary sewer, and storm water management facilities or improvements, both on-site and off-site, contemplated by the Development Documents and the Business Plan and Budget (the "Infrastructure"), and the single family detached units, landscaping, Amenities and parking areas are constructed and completed at such times as shall be set forth in the Business Plan and Budget.

       (b) Monitor the construction and completion of all Infrastructure and single family detached units, landscaping, Amenities and parking areas and ensure that such construction is in substantial compliance with the Business Plan and Budget and the Development Documents, and take such actions as required by the applicable Governmental Authorities to secure the acceptance of any Infrastructure to be maintained by the applicable Governmental Authorities.

       (c) On a monthly basis (and to the extent reasonably possible, in advance of the need for funds), (i) take all actions necessary or appropriate to assist the Company in making requisitions for all necessary development and construction funds that have been approved as part of the Business Plan and Budget and that are required in order for the Company to timely complete the development and construction of the Project in accordance with the Business Plan and Budget ("Company Development Proceeds"), and (ii) provide all necessary applications, certificates, releases, and other documentation, back up and requirements as conditions for the funding of Company Development Proceeds.

       (d) Take all actions necessary or appropriate to assist the Company in complying with all requirements of any construction loan, including without limitation, complying with all conditions and requirements for the funding of any such construction loan and taking all actions necessary or appropriate in making requisitions to the lender for development and/or construction funds.

2.4. SELECTION OF PROFESSIONALS AND SUBCONTRACTORS, AWARD OF CONTRACTS AND PROJECT CONTROL. As part of the Development Services and in substantial compliance with the Business Plan and Budget, the Manager shall:

       (a) From time to time, as necessary or appropriate, hire on behalf of the Company contractors (the "Contractors") whose services may be necessary or appropriate to provide planning, engineering, architectural, development, construction, consulting, marketing, or other services for the Project.

       (b) Disclose to the Company in writing any ownership or beneficial interest which the Manager or any of its Affiliates has with any Contractors prior to the Company agreeing to engage such Contractor to perform any Contracts in connection with the Project.

       (c) Coordinate, monitor, and review the work of all such Contractors to promote satisfactory performance of the services to be provided by such Contractors.

       (d) Review bids and award Contracts or reject bids, all as the Manager deems appropriate, in accordance with the Business Plan and Budget.

       (e) Use forms of contracts deemed acceptable to Manager, to engage the Contractors (the "Contracts"). All Contracts shall be executed by the Manager as the general contractor for the Company.

       (f) Coordinate the work of all Contractors in accordance with the Business Plan and Budget and workmanship standards as reflected in the Development Documents and the Business Plan and Budget.

       (g) Schedule and conduct development and progress meetings at which the Contractors and the Manager can discuss jointly such matters as procedures, progress, problems, and scheduling; take such actions as are necessary to maintain, if possible, adherence to quality standards and schedules as set forth in the Business Plan and Budget and Development Documents; and replace any Contractor or any other Person when, in the Manager's best professional judgment, such replacement is required or advisable to complete the Project in a manner consistent with the Business Plan and Budget.

2.5. COORDINATION OF DEVELOPMENT DOCUMENTS. As part of the Development Services, the Manager shall review all existing Development Documents and all additional Development Documents as they are being prepared.

2.6. INSPECTION. As part of the Development Services, the Manager shall conduct inspections of the work of Contractors as Manager deems necessary to verify that the work is being performed in substantial accordance with the Development Documents and the Business Plan and Budget.

2.7. STORAGE OF PURCHASED ITEMS; SECURITY. As part of the Development Services, the Manager shall monitor the delivery of, and, if Manager deems necessary, arrange storage, protection, and/or security for, all materials, systems, and equipment which are to be used in the development of, or incorporated into, the Project.

2.8. BONDING OF WORK. To the extent that any bonds or other forms of surety are necessary in connection with any aspect of the Development Services, including, without limitation, obtaining or maintaining approvals from any Governmental Authority, constructing the Infrastructure or single family detached units, landscaping, Amenities and parking areas, or otherwise, as part of the Development Services, and to the extent Company Development Proceeds are available therefor, the Manager shall be responsible for submitting and completing applications on behalf of the Company for the purpose of obtaining and posting bonds or other appropriate forms of surety, and, for taking all actions necessary or advisable to secure the release of any such bonds or other forms of surety. The Manager shall use its reasonable efforts to ensure that all necessary development work is properly and timely performed as may be necessary to ensure that none of the bonds (or other forms of surety) are called by any lender or applicable Governmental Authority. Manager shall execute, on behalf of Company, any bond or construction completion guarantees.

2.9. WARRANTY SERVICES. Manager shall provide, or cause to be provided, all warranty services (the "Warranty Work") required under the Company's one-year limited warranty (the "Company Warranty"). Any funds expended by Manager to perform Warranty Work required under the Company Warranty shall be reimbursable to Manager by the Company. Expenditures to perform other customer service work not covered by the Company Warranty which Manager determines are necessary and in the best interest of the Company is reimbursable to Manager by Company as a Project Cost.

2.10. ADDITIONAL SERVICES. In addition to the specific services and duties expressly stated herein, and as part of the Development Services, the Manager shall provide such other assistance consistent with the scope hereof as the Company may reasonably require to achieve its objectives set forth in the Business Plan and Budget.

                                      ARTICLE 3.

                             OTHER DUTIES OF THE MANAGER


3.1.   DEALING WITH THE COMPANY.

       (a) The Manager shall not, except for the compensation payable to the Manager pursuant to Article 7 herein, (i) receive any commissions, fees, or other payments with respect to the purchase, management, development, or liquidation or sale of all or any part of the Land, or the financing or refinancing thereof, or (ii) receive any other compensation, fees, or other payments with respect to the business or operations of the Company.

       (b) The Manager is acting as an agent of the Company in its capacity hereunder subject to the limitations on such agency as set forth in this Agreement.

       (c) The Manager shall employ and/or retain the services of a sufficient number of capable employees to properly and adequately perform and complete its duties hereunder, or the Manager shall engage such independent contractors as the Manager deems necessary to supplement or to complement the Manager's employees so as to enhance its abilities to properly and adequately perform its duties hereunder. The Manager shall be responsible for all employees of Manager and all independent contractors and consultants hired by Manager to assist Manager in performing its duties hereunder. Moreover, all matters pertaining to the employment, supervision, compensation, promotion, and discharge of the Manager's employees and others engaged by the Manager to assist Manager in performing its duties hereunder are the responsibility of the Manager.
            Subject to Company's obligations under Section 7.4 of this Agreement, in no event shall the Company be the employer of such employees, contractors, or consultants, nor shall the Company ever be directly responsible for their compensation. The Manager shall comply, in good faith, with all applicable laws and regulations relating to worker's compensation, social security, income and withholding tax, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related matters.

3.2. INSURANCE COVERAGE. At all times that Manager, its employees, agents, consultants or independent contractors are on the Project or other property owned and/or controlled by Company, its parent company or any of its affiliates, and throughout the term of this Agreement, Manager shall carry and maintain in full force and effect, at the cost and expense of Manager as a Project Cost, the following insurance policies with insurance companies having an A.M. Best & Co. rating of A-X or better and admitted to do business in the State of California. Such policies shall include a provision requiring a minimum of thirty (30) days notice to Company of any change or cancellation. Manager shall provide Company with certificate(s) of insurance evidencing the policies listed below prior to the commencement of this Agreement. Company, KSL Desert Resorts, Inc., a Delaware corporation ("Desert Resorts") and their respective, subsidiary and affiliated entities, shall be named as additional insureds as their interests may appear for the insurance described in Subsections (a) and
(b) hereof. All insurance policies and the coverage evidenced thereof to be carried and maintained by Manager hereunder, shall be primary coverage and any of Company's, Desert Resorts' and their respective, subsidiary and affiliated entities insurance coverage shall be deemed excess and noncontributing with such primary coverage provided by Manager.

       (a) Comprehensive General Liability insurance ("CGL Insurance") in an amount of $3,000,000 per occurrence applicable specifically to the Project without offset or reduction as a result of other projects of or claims against, Company. Such CGL Insurance shall include the following coverages: contractual liability, premises operations, personal injury, broad form property damage and independent contractors;

       (b) Comprehensive Automobile Liability insurance on all vehicles used in connection with this Agreement, in an amount of $1,000,000 combined single limits, for bodily injury and property damage per occurrence; and

       (c) Workers' Compensation insurance in accordance with the provisions of the Workers' Compensation Act of California for all its employees.

       Manager shall require its subcontractors and/or independent contractors, if any, similarly to provide the insurance listed in Subsections 3.2 (a), (b) and (c).


3.3.   RECORDS AND INSPECTION.

       (a) The Manager shall assemble and retain all contracts, agreements, and other records and data as may be reasonably necessary to carry out Manager's functions hereunder, and similar records for functions performed by the Contractors and other third parties in connection herewith. Notwithstanding the generality of the foregoing, the Manager shall retain a complete set of the Development Documents.

       (b) The Manager shall keep and maintain books of contracts and records of the Company relating to (i) services performed under this Agreement, and (ii) the development, operations, expenses, and proceeds of sales of the Land and single family detached units.

       (c) The Company or any designee thereof shall have the right, at any time during ordinary business hours, to review at Manager's principal office any or all such books, records, agreements, or other data or documents concerning the Company, the Project, or the Land; and Manager shall cooperate, and cause its employees, contractors, and agents to cooperate fully in connection therewith.

3.4.   REPORTS.

       (a) The Manager shall record the progress of the Project and submit written reports to the Company in such forms and at such times as Company may reasonably require, including without limitation, information on (i) the status of all Land Use Approvals, (ii) the activities of all contractors, (iii) the percentage of work which each contractor has completed, (iv) any material variances between the actual and contemplated completion dates, (v) any material variances between actual and budgeted costs, and (vi) the progress in the sale of the Land and single family units. If the Manager becomes aware of any material default under or nonconformance with the Development Documents or the Business Plan and Budget, or any other situation, fact, or occurrence which will have a material adverse impact upon the development or marketing of the Project, or cause a material deviation in the Business Plan and Budget, the Manager shall give prompt written notice to Company.

       (b) The Manager, shall prepare and provide to Company at Company's request, quarterly financial reports and business summaries of the Project.

3.5. STANDARD OF CARE. The Manager shall perform its duties and obligations under this Agreement in good faith, using commercially reasonable efforts, and in accordance with its best professional judgment, all to further the rights, interests, and objectives of the Company.


                                      ARTICLE 4.

                               AUTHORITY OF THE MANAGER


4.1. MANAGEMENT. The Manager shall manage the Company's day-to-day business and operations and perform all other services set forth in this Agreement. Manager is prohibited from taking any actions not reasonably contemplated in this Agreement or the Business Plan and Budget without the written consent of the Company.

4.2.   BUSINESS PLAN AND BUDGET: LIMITATION ON AUTHORITY.

       (a) Concurrently with the execution and delivery hereof, Manager and Company have approved the Initial Business Plan and Budget for the Company. Except for such "material deviations" to the Business Plan and Budget as set forth below, Manager may, in good faith, modify the Business Plan and Budget from time to time, without Company's approval, provided Manager shall promptly furnish Company with a copy of any such modification. However, the Manager may not take any actions which materially deviate from the Business Plan and Budget without the written consent of Company.

       (b) Subject to those limitations on Manager's authority expressly set forth in this Agreement, Manager shall have the right and authority to enter into all Contracts or any agreements, written or oral, for the development or improvement of the Land, or for the sale of all or any portion of the Land or for the performance of any work for the Project; grant easements or encumbrances with respect to the

            Land; engage the services of any Contractors on behalf of the Company; and make commitments to any Governmental Authorities with respect to the Project, which Manager, in accordance with the standard of care set forth in Section 3.5, deems to be in the best interest of the Company.


                                      ARTICLE 5.

                                   SALE OF THE LAND


5.1. SALES PLAN. The Manager shall diligently market all single family detached units constructed for sale in accordance with the Business Plan and Budget and otherwise in accordance with the Company's marketing objectives, and shall negotiate the sale of such single family detached units on terms and conditions consistent with the Business Plan and Budget. The Manager shall develop sales procedures and shall develop or cause to be developed all marketing and promotional materials. The Manager may select, retain, and coordinate the services of licensed brokers, if deemed necessary by Manager, in accordance with Section 5.2 below. Notwithstanding the foregoing, Manager may not without the written consent of Company lower the sales price for any particular single family detached unit (which includes a lowering of the effective price by the granting of price discounts and non-cash incentives) more than five percent (5%) below the base price set forth in the Business Plan and Budget. In the event Company approves of a price decrease, the new approved price shall be deemed the base price for the subject single family detached unit. Except as provided above, Manager shall at all times have the sole authority to establish the sales prices of the single family detached units.

5.2. SALES COMMISSIONS. The Manager and Company agree that Manager may use licensed salespersons employed by Manager (or an Affiliate of Manager) (the "Salespersons") to market the single family detached units, and/or may use independent third-party brokers. The compensation payable to such independent third party brokers may not exceed 4% of the selling price (including construction upgrades but expressly excluding furniture, fixtures, equipment and other types of personal property) without the prior written approval of Company. Any commissions or other compensation payable to the Salespersons shall be in such amounts approved as part of the Business Plan and Budget. All such commissions or compensation paid to the Salespersons or independent brokers shall be Project Costs and paid out of Company Development Proceeds. Payments made under this Section 5.2 shall not reduce the amount of the Sales Fee payable to Manager.

5.3. SALES COSTS. The marketing program for the Project developed by Manager under this Agreement may include marketing, advertising, promotional materials, and media activities which are exclusive to the Project (the "Direct Sales Costs"), and may also include marketing, advertising, promotional materials, and media activities which jointly advertise or promote the Project, together with other unrelated projects developed by Manager or its Affiliates (the "Cooperative Sales Costs"). The Company shall not be charged any Cooperative Sales Costs or Direct Sales Costs, which costs shall be the sole responsibility of Manager. The Direct Sales Costs and Cooperative Sales Costs applicable to the Project are collectively referred to herein as the "Sales Costs".

                                      ARTICLE 6.

                             CONSULTATION; COMMUNICATION


6.1. CURRENT ADVICE AND CONSULTATION. In addition to the services described elsewhere in this Agreement, the Manager shall regularly consult with the Company and meet with the Company's representatives promptly upon request, and shall, at the reasonable request of the Company, give advice and recommendations regarding the development, business, operations, performance, and affairs of the Project. In general, the Manager shall inform the Company of any factors that come to its attention in connection with its activities under this Agreement that the Manager believes (a) would significantly influence the policies of the Company as set forth in the Business Plan and Budget, or (b) are necessary for
(i) the protection of the Land, (ii) maximizing the value and marketability of the Land, or (iii) the disposition of all or any portion of the Land.

6.2. TELEPHONE CONFERENCE MEETINGS. The senior management personnel of the Manager shall make themselves available for telephone conference meetings from time to time, at the request of the Company, to discuss such matters relating to the business of the Company as necessary or appropriate.


                                      ARTICLE 7.

                                     COMPENSATION


7.1. FEES. Except for Company's payment of all Project Costs and the expenses of the Company pursuant to Section 7.4 below, as full and complete compensation for the duties and services performed by the Manager under this Agreement, the Company shall pay to the Manager compensation as follows:

       (a) A "MANAGEMENT FEE" equal to six percent (6%) of Project Sales Revenues payable as follows: The Management Fee for each single family detached unit shall be payable to Manager upon the close of escrow for the sale of the applicable unit; provided that Manager shall be entitled to receive in advance, a portion of the Management Fee during the construction of those units, equal to four percent (4%) of the estimated gross sales price for each of those units as provided below. Upon the commencement of work in each construction phase, Manager shall deliver to Company an estimate of the aggregate gross sales prices for all single family detached units in such phase. Manager shall be entitled to receive its advance of the Management Fee as described above for each such construction phase in six (6) equal installments, payable monthly, commencing on the first day of the month subsequent to the month in which a construction phase begins. There shall be an adjustment at close of escrow for each unit in that phase of the remaining amount of the Management Fee payable for each such unit based upon the actual Project Sales Revenues for such units.

       (b) A "SALES FEE" payable for each single family unit sold by Company equal to two and seventy-five one hundredths percent (2.75%) of Project Sales Revenues. The Sales Fee shall be payable to Manager upon the close of escrow for the sale of each single family detached unit. This Sales Fee is in addition to (i) the Management Fee payable in paragraph (a) of this Section 7.1 and (ii) all commissions or other compensation described in Section 5.2.

7.2. STATEMENTS. No later than ten (10) working days after the end of each month in which closings of sales of single family detached units have occurred, the Manager shall prepare, or cause to be prepared, and deliver to Company a closing statement for such unit sold which shall identify the Project Sales Revenues for each unit sale and all fees paid to Manager under this Section 7.1.

7.3. EXPENSES OF THE MANAGER. Without regard to the amount of compensation received under this Agreement by the Manager and except as otherwise set forth in Section 7.4 hereof and in the Business Plan and Budget, the Manager shall bear the following expenses:

            (i) Supervision, excluding direct on-site construction supervision or direct on-site labor;

            (ii)      Bookkeeping;

            (iii) All personnel required to conduct the Company's business at the Project, except on-site construction personnel, licensed professionals, including architects, engineers, attorneys, and brokers, and such other persons described in Section 7.4 below who are employed solely to provide services to the Project. All such personnel required to conduct the Company's business at the Project may be and remain the employees of the Manager and/or the Manager's Affiliates which shall pay all salaries, withholding, F.I.C.A., and other taxes and other expenses pertaining to such employees;

            (iv) All office supplies and printed materials, including stationery, checks, vouchers, invoices, statements, deposit receipts, escrow instructions, and construction contract forms;

            (v) Telephone and postage, other than construction site telephones;

            (vi)      Use of office machines and equipment;

            (vii)     Use of office space other than on the construction site;

            (viii) All in-house engineering and engineering supervision, other than that customarily obtained by Manager from independent contractors;

            (ix) Negotiating, bidding, and letting development and construction contracts;

            (x)       Estimating and purchasing;

            (xi)      All Sales Costs;

            (xii) In-house market analysis, and sale and sales office supervision, if any, (exclusive of any sales commissions or Sales Costs payable pursuant to Sections 5.2 and 5.3 above which are Project Costs); and

            (xiii)    Travel, housing, lodging, and entertainment.

7.4.   EXPENSES OF THE COMPANY.

       (a)  Except for those expenses to be paid by Manager as set forth in
            Section 7.3, the Company shall pay or reimburse the Manager for all out-of-pocket expenses incurred by the Manager in connection with the services rendered under this Agreement and all other costs of the Project incurred by Manager which have been previously approved by the Company either as part of the Business Plan and Budget or otherwise approved by Company (collectively the "Project Costs"). Without limiting the generality of this Paragraph (a), such reimbursable costs and expenses shall include:

            (i) The costs of all off-site and on-site improvements to the Land, including the costs of all related purchase orders and subcontracts;

            (ii) The costs of all engineering, architectural, geological, and other professional services;

            (iii)     The costs of all equipments, licenses, and inspections;

            (iv) All development, impact, school, and other fees required by the Governmental Authorities;

            (v) The costs of providing customer service and other warranty services not required under the Company Warranty;

            (vi) All commissions or other compensation paid to Salespersons or to independent third party brokers under
                      Section 5.2 of this Agreement;

            (vii) The cost of the on-site superintendents and on-site assistant superintendents;

            (viii)    Costs of operating temporary facilities on-site;

            (ix) All personnel who exclusively render their services at the Project for the Company;

            (x) Costs of plans and specifications prepared by the in-house engineering and/or architectural staff of Manager or its Affiliates, the amount of which is equivalent to the cost of securing the same from independent contractors;

            (xi) Costs, if any, of legal services, including any litigation costs, provided by the in-house legal staff of Manager or its Affiliates, the amount of which is equivalent to amounts charged by independent contractors;

            (xii) The Company's reasonable pro rata share of any insurance coverage afforded as part of Manager's blanket insurance policies;

            (xiii) The costs of preparing and processing applications for licenses, construction permits, and other governmental approvals;

            (xiv) The costs of preparing and processing applications and agreements for utility installation and services; and

            (xv) Costs of planning, designing, obtaining governmental approvals and constructing offsite, maintenance facilities and an employee parking lot, to replace the maintenance facilities and employee parking lot previously located on portions of the Land.

       (b) Company agrees to pay for all Project Costs incurred by Manager to complete the Project in accordance with the Business Plan and Budget. Costs shall be deemed "incurred" when Manager has (i) been invoiced for work, labor, materials, or services furnished to the Project, (ii) when such work, labor, materials, or services have been furnished to the Project, or (iii) when Manager has paid for such work, labor, materials, or services. So long as contracts for work, material, and services related to the Project, and any change orders or modifications to such contracts, are in accordance with the applicable Business Plan and Budget, Company agrees to allow Manager to execute unilaterally such contracts on behalf of Company. Otherwise, all such contracts, and any change orders or modifications to such contracts, must be approved by Company in writing prior to their execution by Manager, which approval shall not be unreasonably withheld and shall be deemed given by Company if written notice of disapproval is not delivered to Manager, stating the reasons for disapproval, within three (3) days after Company's receipt of the contracts, change orders, or modifications. Notwithstanding anything to the contrary above, Manager shall at no time be required to pay any Project Costs until Company has first disbursed sufficient funds to Manager to pay those costs.

       (c) Manager may disburse Company funds to pay all Project Costs and to reimburse Manager for all reimbursable expenses incurred by Manager under this Section 7.4, all in accordance with the Business Plan and Budget, as Manager deems necessary, provided no payments shall be made to contractors, subcontractors, materialmen, or other persons with mechanic's lien rights until Manager receives an appropriate lien release from such parties.

7.5. CASH DISCOUNTS AND REBATES. All cash discounts with respect to the Project taken by Manager shall accrue to the Project. All trade discounts, rebates, and refunds and all returns from the sale of surplus material and equipment with respect to the Project shall accrue to the Project and Manager shall make reasonable provisions so that they may be secured. Any such discounts, rebates, refunds, or returns which Manager, or any of its Affiliates, receives on a blanket (company-wide) basis by reason of all of the projects, including the Project, in which Manager, or such Affiliates, are participating and which cannot reasonably be segregated or prorated with respect to the Project, shall accrue to the benefit of Manager and are not the property of Company.


                                      ARTICLE 8.

                      REPRESENTATIONS, WARRANTIES AND COVENANTS


The Manager represents and warrants to, and covenants and agrees with, the Company as follows:

       (a) The Manager is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware. The Manager additionally has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder.

       (b) The execution, delivery and performance of this Agreement by the Manager has been duly authorized by all necessary actions on the part of the Manager.

       (c) This Agreement constitutes the legal, valid, and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as limited by bankruptcy, insolvency, receivership, and similar laws from time to time in effect, and general principles of equity.

       (d) The Manager is experienced and competent to perform the work and services contemplated by this Agreement.

       (e) The Manager holds or is in the process of obtaining, all licenses and permits necessary to perform the services and receive the fees contemplated by this Agreement as may be required by applicable laws, rules, regulations, and ordinances.

       (f) The Manager shall comply with all laws, rules, regulations, and ordinances applicable to its services and duties hereunder, provided Manager shall have no liability to Company for any immaterial or unintentional violation of such laws by Manager, or where the Company has approved of the act or omission of Manager which results in such violation.

       (g)  The Manager shall cause any mechanics' or materialmen's or similar
            liens recorded against the Project to be   bonded off or discharged
            within fifteen (15) days of any such filing unless any such lien was filed due to the failure of the Company to fund Project Costs in accordance with Section 7.4 of this Agreement. With the approval of Company, Manager may contest any such liens and/or "bond around" such liens at the expense of Company.


                                      ARTICLE 9.

                                         TERM


9.1. TERM. This Agreement shall continue in full force and effect until December 31, 1999 or until the termination thereof in accordance with Section
9.2 of this Agreement, whichever shall first occur.

9.2. TERMINATION. At the election of Company, in its sole discretion, this Agreement may be terminated with or without cause, upon five (5) days prior written notice of termination from Company to the Manager.

9.3. MANAGER'S OBLIGATIONS AFTER TERMINATION. Upon expiration or termination of this Agreement for any reason (by expiration of time or otherwise), the Manager shall:

       (a) Surrender to the Company or its nominee custody and possession of the Land and other Project assets, as well as all keys or methods of access thereto;

       (b) Deliver to the Company, or its nominee, all books, documents and records with respect to the Land and other Project assets, all Land Use Approvals, Public Facilities Approvals, Permits, Development Documents, and all plans and specifications, shop drawings, purchase orders, and materials and supplies, and all funds in its possession belonging to the Company;

       (c) For a period of sixty (60) days after such termination, make itself available to consult with and advise the Company or any other person or persons designated by the Company regarding the development, operation, maintenance, and marketing of the Land;

       (d) Continue to develop, manage, and market any single family detached units completed or under construction as of the date of termination, and provide warranty services under the Company Warranty in connection with such units during such sixty (60) day period, to ensure an orderly transition between management teams; provided, however, that if the Manager performs such development, management, and/or warranty services for the benefit of the Company after termination of this Agreement, Manager shall be entitled to all compensation otherwise payable under Article 7 of this Agreement for all those single family detached units completed or under construction;

       (e) Upon and following such termination, cooperate with the Company or its designee in effecting an orderly transition of Manager's responsibilities hereunder including, without limitation, to the extent requested by the Company, preparing an updated Business Plan and Budgets as of the termination date; and

       (f) Upon termination of this Agreement, render a full accounting to the Company (including if requested by Company, a profit and loss statement and balance sheet for the period up to the date of termination) and shall deliver all reports herein provided to be delivered. In addition, Manager shall deliver to the Company a statement outlining in detail all fees and other amounts then payable to Manager pursuant to Article 7 hereof, and shall cause all funds held by Manager relating to the Land or other Project assets of Company to be delivered to the Company. If the Company concurs with Manager's statement of the fees payable to Manager under Article 7 hereof, the Company shall promptly pay Manager in cash such amounts, which payment shall be made not later than thirty (30) days after receipt of Manager's statement; however, if the Company does not concur with the statement of such fees, the Company shall pay Manager within said 30-day period the amount the Company does not dispute and shall pay Manager any balance of such fees upon determination that the same is due pursuant to the arbitration procedures as set forth in Section 11.1 below. By this provision, Manager expressly waives any right it may have to set off its claim of such fees and any other amount that may at any time be owing to it by the Company against any of the Company's funds it may hold. By this provision, the Company waives any right it may have to set off any claim it may have against the Manager pursuant to Article 10 (Indemnification) of this Agreement or otherwise against the fees and other amounts then payable to Manager pursuant to Article 7 hereof.

9.4. RIGHTS OF TERMINATION. If the Company terminates this Agreement pursuant to Section 9.2 of this Agreement, then all authority granted hereunder to Manager shall cease and terminate and, except as set forth in Sections 9.3(d) and 9.3(f) above, Manager's right to receive any further compensation or fees shall terminate, and the parties shall be relieved of all duties and obligations hereunder, except for the following, all of which shall survive such termination: (a) any such obligations, liabilities, and claims arising on or prior to the date of termination; (b) the obligation of Manager to submit reports relating to the period prior to such termination; (c) the obligation of Manager to indemnify, defend, and hold harmless the Company pursuant to Article 10 of this Agreement; (d) the obligation of the Company to indemnify, defend, and hold harmless the Manager pursuant to Article 10 of this Agreement; (e) any obligations of the parties pursuant to Section 9.3 above; and (f) any obligations of Manager or Company which this Agreement expressly provides, shall survive such termination.

                                     ARTICLE 10.

                                   INDEMNIFICATION


10.1. INDEMNITY BY MANAGER. To the fullest extent permitted by applicable law, (except as otherwise set forth herein) the Manager shall and does hereby fully defend and hold harmless the Company, its parent company, Affiliates, officers, employees, directors, shareholders, agents, representatives, consultants, successors and assigns from and against all costs, expenses, claims, damages, liabilities, losses and causes of action, including attorneys' fees, of any nature, kind or description, and of any person or entity whomsoever, including, without limitation, any Governmental Authority (collectively, "Claims"), relating to or arising out of the fraud, intentional misconduct, or negligence of the Manager or its Affiliates or their respective shareholders, officers, directors, agents, employees, consultants, Contractors and/or subcontractors (the "Manager Parties") in connection with the services being (or to be) performed under this Agreement, or arising out of the breach of this Agreement by the Manager (or any of the other Manager Parties), but only to the extent the Claims are not covered by insurance carried by Manager.

10.2. INDEMNITY BY COMPANY. Notwithstanding the provisions in Section 10.1 hereof, Manager shall not be liable, responsible or accountable in damages or otherwise to the Company, its parent company, Affiliates, officers, employees, directors, shareholders, agents, representatives, consultants, successors, or assigns for any act performed by Company, or any omission to act made by Company, and to the fullest extent permitted by law (except as otherwise set forth herein), the Company shall and does hereby fully indemnify, defend, and hold harmless Manager, its parent company, Affiliates, officers, directors, shareholders, employees, agents, representatives, consultants, successors, and assigns from and against all Claims by reason of and to the extent of any such act or omission by Company. Notwithstanding the foregoing, the Manager and Manager Parties shall be responsible and liable for, and the Company shall not be required to indemnify Manager or Manager Parties for Claims relating to or arising out of, the fraud, intentional misconduct, or negligence of the Manager or Manager Parties, or arising out of the breach of this Agreement by the Manager (or any of the other Manager Parties) as provided above.


                                     ARTICLE 11.

                                    MISCELLANEOUS


11.1. ARBITRATION. Any controversy or claim between Manager and Company arising out of or relating to this Agreement, the alleged breach thereof, or the transactions contemplated hereby, shall be settled by arbitration held in Riverside County, California, in accordance with the rules of the American Arbitration Association.

11.2. ASSIGNMENT. This Agreement shall not be assignable by the Manager without the prior written consent of the Company, which consent is within the sole discretion of the Company. This Agreement shall be assignable by the Company without the written consent of the Manager, including but not limited to, an assignment to Company's subsidiary, Las Casitas Corporation. Any permitted successor of the Company or Manager shall be bound under this Agreement and by the terms of said assignment in the same manner as the Company or Manager, respectively, is bound. For purposes of this Agreement, a transfer of more than twenty percent (20%) of the interests controlling the Manager shall be deemed a transfer of this Agreement by the Manager.

11.3. AMENDMENTS. This Agreement shall not be changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by both parties, or the respective successors or assigns, or otherwise as provided in this Agreement.

11.4. NO IMPLIED WAIVERS: REMEDIES. No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing shall operate as a waiver of any such right, privilege, power, or remedy; nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of any such right, privilege, power, or remedy. No waiver shall be asserted against any party unless in writing, signed by such party. The rights, privileges, powers, and remedies available to the parties are cumulative and not exclusive of any other rights, privileges, powers, or remedies provided by statute, at law, in equity or otherwise. Except as provided in this Agreement, no notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

11.5. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be deemed to have been given when received by the recipient by personal delivery, Federal Express or other reputable national overnight courier, telecopy, or certified mail, postage prepaid, return receipt requested, and addressed as follows:

            The Company:


            KSL DESERT RESORTS, INC.
            56-140 PGA Boulevard
            La Quinta, California  92253
            Attention:  Scott Dalecio

            Copy to:


            KSL Desert Resorts, Inc.
            56-140 PGA Boulevard
            La Quinta, California  92253
            Attention:  Nola Dyal, Esq.

            The Manager:


            KSL LAND II CORPORATION
            56-140 PGA Boulevard
            La Quinta, California  92253
            Attention:  Larry Lichliter

            Copy to:


            KSL LAND CORPORATION
            56-140 PGA Boulevard
            La Quinta, California  92253
            Attention:  Nola Dyal, Esq.

       Either party may at any time give notice in accordance with this Section to the other party of a change of its address for the purpose of this Section 11.5.

11.6. ATTORNEYS' FEES. In the event of any conflict or dispute with respect to the enforcement or interpretation of any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover from the other party all costs, expenses and attorneys' fees incurred in connection therewith.

11.7. HEADINGS. The section headings have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

11.8. SEVERABILITY. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, the sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

11.9. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California.

11.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the full force and effect of an original and all of which taken together shall constitute one original document.

11.11. COMPANY APPROVAL. Unless otherwise expressly set forth in this Agreement, where the approval or consent of the Company is required, such approval or consent shall not be unreasonably withheld.

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


       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"MANAGER"


KSL LAND II CORPORATION,
   a Delaware corporation

By:     /s/ Larry E. Lichliter
    ---------------------------------
Print:    Larry E. Lichliter
       ------------------------------
Its:        President
     --------------------------------

"COMPANY"


KSL DESERT RESORTS, INC.,
  a Delaware corporation

By:    /s/ Scott Dalecio
    ---------------------------------
Print:    Scott Dalecio
       ------------------------------
Its:        President
     --------------------------------


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